UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

 PEREGRINE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Company Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)
[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 5.02    Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2012, the Compensation Committee of the Board of Directors (“Committee”) of Peregrine Pharmaceuticals, Inc. (the “Company”), approved a broad based grant of stock options (“February 2012 Grants”) to substantially all of the Company’s employees, the Company’s three non-employee directors and four consultants to purchase an aggregate of 1,880,100 shares of common stock.  The February 2012 Grants will be issued from the Company’s 2002, 2003, 2005, 2009, 2010 and 2011 Stock Incentive Plans (collectively, the “Plans”) and will be evidenced by and subject to the terms of a Stock Option Agreement.  Included as recipients of the February 2012 Grants are the following named executive officers:

Named Executive Officer	Title	Number of Shares Underlying Stock Option Grants
Steven W. King	Chief Executive Officer	350,000
Paul J. Lytle	Chief Financial Officer	140,000
Joseph S. Shan	V.P., Clinical & Regulatory Affairs	140,000
Shelley P.M. Fussey	V.P., Intellectual Property	58,000
Jeffrey L. Masten	V.P., Quality	58,000

The February 2012 Grants represent an additional broad based grant of stock options for fiscal year 2012 due to insufficient number of shares available under the Company’s Plans (excluding the 2011 Plan which was subsequently adopted and approved by the Company’s stockholders in October 2011) at the time of the broad based grant of stock options on May 2, 2011 (“May 2011 Grants”).

In determining the number of shares of common stock covered by the February 2012 Grants to the named executive officers, the Committee, as with the May 2011 Grants, utilized a report prepared by an independent compensation consulting firm which analyzed equity utilization practices within the Company’s peer group and set forth proposed equity grant guidelines to ensure that the Company’s stock option granting practices for named executive officers and other employees were aligned with competitive norms.  Following the February 2012 Grants, the total number of options granted during fiscal year 2012, when combined with the May 2011 Grants,  to the named executive officers were within the range of the equity grant guidelines recommended by the independent compensation consulting firm.

The Committee has determined that the exercise price of the February 2012 Grants will be equal to the closing price of the Company’s common stock on February 17, 2012, the date of grant, and shall vest quarterly in equal installments over a two year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: February 17, 2012	By:	/s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer and Corporate Secretary